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                                                                   Exhibit 10.19

                            AMENDED AND RESTATED
                            --------------------

                            EMPLOYMENT AGREEMENT
                            --------------------

     This Amended and Restated Employment Agreement (the "Agreement"), dated May 17, 1996 (the "Effective Date"), is entered into by and between Ferrofluidics Corporation (the "Company"), a Massachusetts corporation with its principal place of business at 40 Simon Street, Nashua, New Hampshire, and Salvatore J. Vinciguerra ("Vinciguerra"), of 5 Byfield Road, Newton, Massachusetts 02168, and amends and restates the Employment Agreement dated April 1, 1995 (the "Commencement Date") between Vinciguerra and the Company (the "1995 Employment Agreement").

     WHEREAS, the Company and Vinciguerra desire to amend and restate the terms of the 1995 Employment Agreement in their entirety;

     WHEREAS, the operations of the Company are a complex matter requiring direction and leadership in a variety of areas;

     WHEREAS, Vinciguerra possesses the experience and expertise to provide the direction and leadership required by the Company; and

     WHEREAS, subject to the terms and conditions hereinafter set forth, the Company, therefore, wishes to establish the terms of employment of Vinciguerra as its President and Chief Executive Officer, and Vinciguerra agrees to so establish such terms of this employment;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

     1) EMPLOYMENT. Subject to the terms and conditions set forth in this Agreement, the Company hereby offers and Vinciguerra hereby accepts employment on the terms and conditions set forth in this Agreement.

     2) CAPACITY AND PERFORMANCE.

          (a) Vinciguerra shall be employed by the Company as its President and Chief Executive Officer, and shall have all powers and duties consistent with those positions, subject to the direction of the Company's Board of Directors.

          (b) Vinciguerra shall devote his best efforts, business judgment, skill and knowledge to the advancement of the business and interests of the Company and its affiliates,

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and to the discharge of his duties and responsibilities hereunder. In accordance with the foregoing, Vinciguerra shall not engage in any other business activity, except as may be approved by the Board of Directors; PROVIDED, HOWEVER, that nothing herein shall be construed as preventing Vinciguerra from:

               (1) investing his assets in a manner not otherwise prohibited by this Agreement, and in such form or manner as shall not require any material services on his part in the operations or affairs of the companies or other entities in which such investments are made;

               (2) serving on the board of directors of any company, provided that he shall not be required to render any material services with respect to the operations or affairs of any such company; or

               (3) engaging in religious, charitable or other community or non-profit activities which do not impair his ability to fulfill his duties and responsibilities under this Agreement.

          (c) Except for required travel on the Company's business Vinciguerra shall not be required to work on a regular basis at any location outside of Hillsborough County in the State of New Hampshire.

     3) COMPENSATION AND BENEFITS.

          (a) BASE SALARY. The Company shall pay Vinciguerra a base salary at an annual rate equal to $250,000 per year, payable in accordance with the payroll practices of the Company for its executives.

          (b) MATTERS CONCERNING RESTRICTED STOCK AND STOCK OPTIONS.

               (1) On the Commencement Date, Vinciguerra was awarded 75,000 shares of Common Stock of the Company as a restricted stock award under the
Company's 1994 Restricted Stock Plan (the "1994 Plan") to be vested as follows:
                                                                  Cumulative
                                  Percentage of Shares             Percentage
          Vesting Date             Becoming Vested                  Vested
          ------------            --------------------            -----------
         January 1, 1996               33 1/3%                       33 1/3%
         January 1, 1997               33 1/3%                       66 2/3%
         January 1, 1998               33 1/3%                      100    %


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As provided in Section 10 of the 1994 Plan, the shares subject to the Restricted
Stock Award above shall vest upon the occurrence of a "Change of Control" as such term is defined in the 1994 Plan.

               (2) On June 29, 1995, Vinciguerra was awarded an option to purchase 50,000 shares of Common Stock of the Company under the Company's 1995 Stock Option and Incentive Plan (the "1995 Plan").

               (3) On the Effective Date, Vinciguerra will be awarded an option to purchase 50,000 shares of Common Stock of the Company under the 1995 Plan to be vested as follows:
                                                                   Cumulative
                                 Percentage of Shares              Percentage
         Vesting Date              Becoming Vested                   Vested
         ------------            --------------------              ----------
         May 17, 1998                    25%                           25%
         May 17, 1999                    25%                           50%
         May 17, 2000                    25%                           75%
         May 17, 2001                    25%                          100%

As provided in Section 15 of the 1995 Plan, all of the shares subject to the Option above shall vest upon the occurrence of a "Change of Control" as such term is defined in the 1995 Plan.

               (4) Notwithstanding any provision to the contrary contained in any other agreement, the restricted stock and the options described in this
Section 3(b) shall be subject to the following termination provisions:

                    (i) TERMINATION DUE TO DEATH. If Vinciguerra's employment terminates by reason of death, any such restricted stock held by Vinciguerra shall become fully vested and any such option held by Vinciguerra shall become fully vested and exercisable and may thereafter be exercised by Vinciguerra's legal representative or legatee until the expiration date of such option.

                    (ii) TERMINATION FOR CAUSE. If Vinciguerra's employment terminates for Cause (as defined in the 1994 Plan or the 1995 Plan, as applicable), any shares of restricted stock that shall not have vested as of the date of such termination shall either be repurchased by the Company or forfeited by Vinciguerra, and any such option held by Vinciguerra shall immediately terminate and be of no further force and effect.


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                    (iii) OTHER TERMINATION BY COMPANY. If the Company
terminates Vinciguerra's employment for any reason other than death or for Cause but including without limitation by reason of Disability, Retirement or without Cause (as such terms are defined in the 1994 Plan or the 1995 Plan, as applicable), or if Vinciguerra's employment is terminated as provided in Section 4 pursuant to a Terminating Event, any such restricted stock held by Vinciguerra shall become fully vested and any such option held by Vinciguerra shall become fully vested and exercisable and may thereafter be exercised by Vinciguerra until the expiration date of such option.

                    (iv) OTHER TERMINATION. If Vinciguerra terminates his employment for any reason other than death or as provided in the foregoing clause (iii), any shares of restricted stock that shall not have vested as of the date of such termination shall either be repurchased by the Company or forfeited by Vinciguerra and any such option held by Vinciguerra may thereafter be exercised by Vinciguerra, to the extent it was exercisable on the date of such termination, for a period of three months or until the expiration date of such option, whichever is longer.

               (c) VACATIONS. Vinciguerra shall be entitled to the number of paid vacation days to which he would be entitled in accordance with the Company's normal vacation policy, to be taken at such times and intervals as shall be determined by Vinciguerra, subject to the reasonable business needs of the Company.

               (d) RETIREMENT PLANS. Vinciguerra shall be entitled to participate in and enjoy the benefit of the Company's retirement, supplementary retirement, deferred compensation or similar plans, programs or arrangements as available to the Company's management from time to time.

               (e) HEALTH, WELFARE AND FRINGE BENEFIT PLANS, ETC. Vinciguerra shall be entitled to participate in and enjoy the benefit of all the health, medical, dental, cafeteria, reimbursement, death (including life insurance), accident, travel insurance, long-term disability, short-term disability, sick leave, other leaves of absence, holidays and other similar welfare, fringe-benefit or employment-related plans, programs, arrangements, policies or perquisites available to the Company's management from time to time. Participation shall be subject to the terms of the applicable plan documents and the discretion of the Board or any administrative or other committee provided for in or contemplated by such plan. The Company may alter, modify, add to or delete its employee benefit plans as they apply to the Company's management at such times and in such manner as the company determines to be appropriate, without recourse by Vinciguerra.

               (f) BUSINESS EXPENSES. The Company shall pay or reimburse Vinciguerra for all reasonable business expenses incurred or paid by him in the performance of his duties and responsibilities hereunder, subject to any restrictions on such expenses set by the Board

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and to such reasonable substantiation and documentation as may be specified by the Company from time to time.

     4) TERMINATION OF EMPLOYMENT AND SEVERANCE BENEFITS. If employed for 6 months or less following the Commencement Date, Vinciguerra shall be entitled to receive as a severance payment if terminated for reasons other than "cause" an amount equal to 6 months' salary, or 12 months' salary if employed for a period of more than 6 months following the Commencement Date. If the Company undergoes a Change of Control (as defined in the Plan) and a Terminating Event (as defined below) occurs within a 24 month period of the date on which the Change of Control occurs then Vinciguerra will be paid an amount equal to 18 months' base salary at the rate then in effect under this Agreement. If Vinciguerra desires to terminate his employment, then 8 weeks' notice must be given to the Company. Vinciguerra's employment shall terminate under the following circumstances:

          For purpose of this Agreement, a "Terminating Event" shall mean (A) termination by the Company or its successor entity of the employment of Vinciguerra for any reason other than death, disability or cause pursuant to Section 5(a) or (b) of this Agreement, or
          (B) resignation of Vinciguerra upon the occurrence of any of the following events: (1) there is a significant change in the nature or scope of Vinciguerra's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by Vinciguerra immediately prior to the Change in Control or (2) Vinciguerra is required to relocate outside Hillsborough County, New Hampshire in order to maintain his employment hereunder after the Change in Control or
          (3) there is a decrease in the total annual compensation payable by the surviving or successor entity, as applicable, to Vinciguerra from the total annual compensation paid to Vinciguerra by the Company prior to the Change in Control.

          (a) DEATH OR DISABILITY. In the event Vinciguerra dies or becomes disabled during the term of this Agreement, his employment hereunder shall automatically terminate. In such case, the Company shall pay to Vinciguerra or his beneficiary, as the case may be, in addition to such amounts as may be payable to Vinciguerra pursuant to Section 3(b) of this Agreement, any earned but unpaid salary as of the date of his death or disability. For the purpose of this Agreement, "disability" shall refer to a situation in which Vinciguerra is totally disabled from performing his duties for the Company during a period of 13 consecutive weeks, in which case the Company's Chief Executive Officer may terminate his employment, on account thereof.


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          (b) BY THE COMPANY FOR CAUSE. The Company may terminate Vinciguerra's employment hereunder for cause at any time upon notice to Vinciguerra setting forth in reasonable detail the nature of such case. The following, as determined by the Board in its reasonable judgment, shall constitute cause for termination:

               (i) Vinciguerra's falsification of the accounts of the Company, embezzlement of funds of the Company or other material dishonesty with respect to the Company or any of its affiliates; or

               (ii) Conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude (it being understood that violation of a motor vehicle code does not constitute such a crime); or

               (iii) Conduct engaged in or action taken or omitted to be taken by Vinciguerra which is in material breach of this Agreement; or

               (iv) Material failure to perform a substantial portion of Vinciguerra's duties and responsibilities hereunder, which failure continues for more than thirty days after written notice given to Vinciguerra pursuant to a vote of the Board of Directors, such vote to set forth in reasonable detail the nature of such failure; or

               (v) Gross or willful misconduct of Vinciguerra with respect to the Company or any subsidiary or affiliate thereof.

If any question shall arise as to whether during any period Vinciguerra has suffered disability, Vinciguerra may, and at the request of the Company will, submit to the Company a certification in reasonable detail by a physician selected by Vinciguerra or his guardian to whom the Company has no reasonable objection as to whether Vinciguerra was so disabled and such certification shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and Vinciguerra shall fail to submit such certification, the Company's determination of such issue shall be binding on Vinciguerra.

     Upon the giving of notice of termination of Vinciguerra's employment hereunder for cause, the Company shall have no further obligation or liability to Vinciguerra, other than the payment of salary earned and unpaid at the date of termination and the contribution by the Company to the cost of Vinciguerra's participation (subject to any required employee contribution by Vinciguerra under the terms of the applicable plans) in the Company's group medical and dental insurance plans as the same are in effect from time to time for so long as Vinciguerra is entitled to continue such participation under applicable law and plan terms.

          (c) BY THE COMPANY OTHER THAN FOR CAUSE. The Company may terminate Vinciguerra's employment hereunder other than for cause at any time upon notice to Vinciguerra. In the event of such termination, the Company shall continue to pay Vinciguerra

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the salary and other benefits specified by Section 3 and 4 of this Agreement, to the end of its term.

          (d) BY VINCIGUERRA. Vinciguerra may terminate his employment hereunder at any time upon sixty (60) days' notice to the Company.

     5) WITHHOLDING. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

     6) ASSIGNMENT. Neither the Company nor Vinciguerra may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of Vinciguerra in the event that the Company shall hereafter affect a reorganization, consolidate with, or merge into, any other person or entity or transfer all of its properties or assets to any other person or entity. This Agreement shall insure to the benefit of and be binding upon the Company and Vinciguerra, their respective successors, executors, administrators, heirs and permitted assigns.

     7) SEVERABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     8) WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     9) NOTICES. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed given when delivered by hand, telex or facsimile, or if mailed, five days after mailing (two business days in the case of courier service), to the parties as follows: to Vinciguerra at his last known address on the books of the Company and, in the case of the Company, to its principal place of business, attention of Chairman of the Board or to such other address as either party may specify by notice to the other.

     10) ENTIRE AGREEMENT. This Agreement and the Non-Disclosure/Non-Compete agreement to be signed by Vinciguerra and the Company constitute the entire agreement

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between the parties and supersede all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of Vinciguerra's employment.

     11) AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by Vinciguerra and by an expressly authorized representative of the Company.

     12) HEADINGS. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope of or content of any provision of this Agreement.

     13) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     14) GOVERNING LAW. This is a New Hampshire contract and shall be construed and enforced under and be governed in all respects by the laws of The State of New Hampshire, without regard to the conflict of laws principles thereof.

                                 [END OF TEXT]

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     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by Vinciguerra, as of the date first above written.

                                                FERROFLUIDICS CORPORATION


/s/ Salvatore J. Vinciguerra                    By: /s/ Robert P. Rittereiser
- -----------------------------------                 ----------------------------
Salvatore J. Vinciguerra                            Robert P. Rittereiser
                                                    Chairman, Compensation
                                                    Committee of the Board of
                                                    Directors


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